Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

July 19, 2017	For Further Information Contact:
John Iannone
Vice President, Investor Relations
(304) 905-7021
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Second Quarter 2017 Net Income

(Wheeling, WV)… Todd F. Clossin, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a multi-state bank holding company based in Wheeling, WV, today announced net income and related earnings per share for the three and six months ended June 30, 2017. Net income for the three months ended June 30, 2017 increased to $26.3 million, while diluted earnings per share increased to $0.60, compared to $22.1 million or $0.58 per diluted share for the second quarter of 2016. For the six month period ended June 30, 2017, net income increased to $52.2 million or $1.19 per diluted share compared to $45.0 million or $1.17 per diluted share for the first six months of 2016. Excluding after-tax merger-related expenses (non-GAAP measure), net income for the six months ended June 30, 2017, increased 15.7% to $52.5 million compared to $45.4 million for 2016, while diluted earnings per share improved to $1.19, compared to $1.18 per share for 2016. Financial results for Your Community Bankshares, Inc. (“YCB”) were included in WesBanco’s results after September 9, 2016, the date of the consummation of the merger.

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2017		2016		2017		2016
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net income (Non-GAAP)(1)	$26,341	$0.60	$22,560	$0.59	$52,547	$1.19	$45,433	$1.18
Less: After tax merger-related expenses	—	—	(451)	(0.01)	(319)	—	(451)	(0.01)

Net income (GAAP)	$26,341	$0.60	$22,109	$0.58	$52,228	$1.19	$44,982	$1.17

(1)	Non-GAAP net income excludes after-tax merger related expenses. Non-GAAP measures are defined on page 12 under “Non-GAAP Financial Measures.”

“We are pleased with our results for the second quarter of 2017, which were supported by year-over-year organic loan growth of 4.1%” said Mr. Clossin. “Our loan growth continues to benefit from our diversification strategy as we expand total commercial lending, which grew organically 8.7% over the last twelve months. Furthermore, we achieved this growth while maintaining our strong credit culture and underwriting standards, which have allowed us to continue our trend of strong credit quality metrics.”

Mr. Clossin added, “Our expansion into the Southern Indiana and Kentucky markets is progressing very well. We have been able to maintain a very strong team of employees, while also building upon that team through recent hires in the commercial banking and wealth management areas. In fact, WesBanco recently received the top retail banking customer satisfaction ranking in the Louisville market from a major survey company.”

Financial Condition

Total assets at June 30, 2017 increased $1.5 billion, or 17.6%, compared to June 30, 2016. Portfolio loans increased $1.2 billion or 23.6% over the last twelve months with $1.0 billion from the YCB acquisition and $210.1 million, or 4.1%, from organic loan growth. Expanded market areas and additional commercial personnel in our core markets provided the organic loan growth, which occurred primarily in commercial real estate, commercial and industrial, and home equity lending categories. Loan originations during the last twelve months were $2.2 billion, with total business loan originations up approximately 37.6%. The re-mix in earning assets continued as securities as a percentage of total assets were reduced from 26.8% in the second quarter of 2016 to 23.1% in the 2017 second quarter, while loans increased as a percentage of total assets to 64.7% from 61.6% in the second quarter of 2016.

Total deposits increased $1.1 billion, or 19.3%, during the last twelve months. Total organic deposits, excluding CDs, increased 5.7%, driven by 11.9% organic growth in interest bearing and non-interest bearing demand deposits.    Total demand deposits, as of June 30, 2017, now represent 48.4% of total deposits, an increase from 42.5% a year ago.

WesBanco continues to maintain strong regulatory capital ratios after the YCB acquisition and implementation of the BASEL III capital standards. At June 30, 2017, Tier I leverage was 10.09%, Tier I Risk-Based capital was 13.36%, Total Risk-Based capital was 14.38% and the Common Equity Tier 1 capital ratio (“CET 1”), was 11.44%. Both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. Total tangible equity to tangible assets (non-GAAP measure) was 8.53% at June 30, 2017, increasing from 8.20% at December 31, 2016, which reflects post-acquisition retained earnings and adjustments to accumulated other comprehensive income. This ratio has also returned to the tangible common equity level prior to the acquisition, earning back dilution from the YCB acquisition in less than one year. Strong earnings and increased total capital have enabled WesBanco to increase the quarterly dividend rate $0.02 per share during the first quarter of 2017 to $0.26 per share, reflecting the tenth increase during the last seven years, a cumulative increase of 86%.

Credit Quality

Our credit quality continues to be strong and improved year-over-year on a percentage basis. Non-performing loans (including TDRs), and criticized and classified loans all improved as a percentage of total portfolio loans from June 30, 2016. Non-performing loans were 0.67% of total loans at June 30, 2017, decreasing from 0.80% of total loans at the end of the second quarter of 2016. Criticized and classified loans were 1.25% of total loans, improving from 1.53% at June 30, 2016, a reduction of $5.3 million. Net charge-offs as a percentage of average portfolio loans were 0.09% in the second quarter of 2017 as compared to 0.08% in the second quarter of 2016.

The allowance for loan losses represented 0.70% of total portfolio loans at June 30, 2017 compared to 0.84% as of June 30, 2016. Included in the ratio are acquired YCB and ESB loans (recorded at fair value at the date of acquisition of $1.7 billion) and the related allowance on YCB and ESB acquired loans of $3.3 million at June 30, 2017. Excluding these acquired loans and the related allowance results in a more comparable coverage ratio to prior periods. The provision for credit losses increased to $2.4 million in the second quarter of 2017 compared to $1.8 million in the second quarter of 2016, due primarily to loan growth. On a linked quarter basis, the provision decreased $0.3 million.

Net Interest Income

The yield on earning assets has increased in each of the last six quarters totaling 22 basis points, with 18 basis points of the increase occurring subsequent to the acquisition of YCB’s higher yielding earning assets in September 2016. Six basis points of the increase occurred in the most recent quarter after the first quarter’s Federal Reserve Board’s target federal funds rate increased 25 basis points. As a result, the net interest margin increased by 15 basis points to 3.45% in the second quarter of 2017 compared to 3.30% in the second quarter of 2016. Yields increased on more than 90% of earning assets, which more than offset an 8 basis point increase in the cost of interest bearing liabilities as compared to the second quarter of 2016. The increase in the cost of interest bearing liabilities is primarily due to higher rates for certain short term borrowings and interest bearing demand deposits, which includes public funds. Average interest bearing deposits during the 2017 second quarter increased 12.2%, compared to the second quarter of 2016, as all interest bearing deposit balances increased other than CDs. In addition, the second quarter net interest margin included approximately 8 basis points of accretion from prior acquisitions compared to 7 basis points in the second quarter of 2016, and 8 basis points in the first quarter of 2017.

Net interest income increased $12.4 million, or 20.7%, during the second quarter of 2017 compared to the same quarter of 2016 due to a 23.4% increase in average loan balances and the increase in net interest margin noted above. Year-to-date, net interest income increased $23.2 million, or 19.4%, as average earning assets increased 14.4% and the net interest margin increased 14 basis points to 3.43%.

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Non-Interest Income

For the second quarter of 2017, non-interest income increased $2.5 million, or 12.9%, compared to the second quarter of 2016. Reflecting improvements in equity markets during the last year, organic growth and higher estate fees, trust fees increased $0.5 million, or 10.6%, and trust assets increased 4.1%. Service charges on deposits increased $0.9 million, or 21.7%, and electronic banking fees increased $1.2 million, or 33.2%, through a larger customer deposit base from the addition of YCB. Bank-owned life insurance increased $0.4 million primarily due to life insurance benefits accrued in the second quarter of 2017. Other income decreased $0.8 million primarily due to a decrease in commercial customer loan swap income, which was related to a larger commercial project in the prior year period.

For the six month period ending June 30, 2017, non-interest income increased $6.0 million, reflecting similar trends as in the second quarter, while net gains on the sale of mortgage loans increased $1.2 million due to increases in mortgage loans sold into the secondary market, as total mortgage loan volume increased by 15.9% to $188.5 million. Net securities gains decreased $1.2 million for the six months ended June 30, 2017, primarily due to gains on called securities in 2016 as compared to the six months ended June 30, 2016.

Non-Interest Expense

Excluding merger-related expenses in both years, non-interest expense in the second quarter of 2017 increased $9.2 million, or 19.8%, compared to the prior year period, principally due to the acquisition. Salaries and wages increased $3.9 million, or 19.7%, due to an 18.7% increase in full-time equivalent employees primarily from the YCB acquisition, and annual adjustments to compensation effective during the quarter. Employee benefits expense increased $0.4 million, or 5.4%, primarily from higher health insurance costs and payroll taxes associated with the additional employees, which more than offset lower pension expense. Increases in net occupancy and equipment were also primarily related to the additional financial centers from the YCB acquisition. Marketing expense was seasonally higher during the second quarter reflecting advertising campaigns, with the year-over-year increase related to the market expansion from the acquisition. FDIC insurance decreased 17.6%, even with the acquisition, due to improved risk factors. Post-conversion cost savings continue to be experienced after the late 2016 branch and system conversions. Other operating expenses increased $2.1 million, or 22.4%, through increases in miscellaneous taxes, professional fees, postage, and communications primarily due to the YCB acquisition. For the first six months of 2017, non-interest expense increased $17.8 million, or 19.3%, reflecting similar trends as in the second quarter, while payroll taxes were seasonally higher in the first quarter.

Provision for Income Taxes

The provision for income tax increased $3.5 million, or 20.8%, during the first half of 2017 compared to the first half of 2016, due in part to the adoption earlier this year of a new accounting standard related to low income housing investment amortization which, during 2017, moved $0.8 million from other operating expense to the provision for income taxes. In addition, first half of 2017 pre-tax income was 17.4% higher than for the same period of 2016.

Financial Results Conference Call

WesBanco will also host a conference call to discuss the Company’s financial results for the second quarter of 2017 at 10:00 a.m. ET on Thursday, July 20, 2017. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 412-317-0088 for international callers, and providing the access code of 10099582. The replay will begin at approximately 12:00 p.m. ET on July 20, and end at 12 a.m. ET on August 3. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.9 billion as of June 30, 2017. WesBanco is a diversified and well-balanced financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with $3.8 billion of assets under management as of June 30, 2017, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds. WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 173 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

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Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2016 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), including WesBanco’s Form 10-Q for the quarter ended March 31, 2017, which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

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WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares and per share amounts)

STATEMENT OF INCOME

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2017	2016	% Change	2017	2016	% Change
Interest and dividend income
Loans, including fees	$67,360	$52,697	27.8	$132,258	$105,035	25.9
Interest and dividends on securities:
Taxable	9,375	9,775	(4.1)	18,970	19,993	(5.1)
Tax-exempt	4,864	4,540	7.1	9,756	9,061	7.7

Total interest and dividends on securities	14,239	14,315	(0.5)	28,726	29,054	(1.1)

Other interest income	561	573	(2.1)	1,100	1,097	0.3

Total interest and dividend income	82,160	67,585	21.6	162,084	135,186	19.9

Interest expense
Interest bearing demand deposits	1,506	643	134.2	2,599	1,150	126.0
Money market deposits	644	450	43.1	1,218	906	34.4
Savings deposits	185	165	12.1	367	330	11.2
Certificates of deposit	2,491	2,583	(3.6)	4,902	5,242	(6.5)

Total interest expense on deposits	4,826	3,841	25.6	9,086	7,628	19.1
Federal Home Loan Bank borrowings	3,145	3,031	3.8	5,980	6,099	(2.0)
Other short-term borrowings	262	99	164.6	560	181	209.4
Subordinated debt and junior subordinated debt	1,788	840	112.9	3,600	1,663	116.5

Total interest expense	10,021	7,811	28.3	19,226	15,571	23.5

Net interest income	72,139	59,774	20.7	142,858	119,615	19.4
Provision for credit losses	2,383	1,811	31.6	5,094	4,135	23.2

Net interest income after provision for credit losses	69,756	57,963	20.3	137,764	115,480	19.3

Non-interest income
Trust fees	5,572	5,036	10.6	11,716	10,747	9.0
Service charges on deposits	5,081	4,176	21.7	9,933	8,128	22.2
Electronic banking fees	4,984	3,742	33.2	9,512	7,345	29.5
Net securities brokerage revenue	1,680	1,750	(4.0)	3,442	3,646	(5.6)
Bank-owned life insurance	1,367	942	45.1	2,508	1,915	31.0
Net gains on sales of mortgage loans	968	683	41.7	2,408	1,231	95.6
Net securities gains	494	585	(15.6)	506	1,696	(70.2)
Net gain on other real estate owned and other assets	342	214	59.8	307	196	56.6
Other income	1,634	2,463	(33.7)	4,674	4,080	14.6

Total non-interest income	22,122	19,591	12.9	45,006	38,984	15.4

Non-interest expense
Salaries and wages	23,616	19,731	19.7	46,618	38,911	19.8
Employee benefits	7,731	7,332	5.4	15,941	14,409	10.6
Net occupancy	4,510	3,220	40.1	8,837	6,811	29.7
Equipment	4,097	3,402	20.4	8,139	6,830	19.2
Marketing	2,060	1,608	28.1	2,884	2,581	11.7
FDIC insurance	906	1,099	(17.6)	1,733	2,264	(23.5)
Amortization of intangible assets	1,240	697	77.9	2,513	1,427	76.1
Restructuring and merger-related expense	—	694	(100.0)	491	694	(29.3)
Other operating expenses	11,724	9,577	22.4	23,112	18,776	23.1

Total non-interest expense	55,884	47,360	18.0	110,268	92,703	18.9

Income before provision for income taxes	35,994	30,194	19.2	72,502	61,761	17.4
Provision for income taxes	9,653	8,085	19.4	20,274	16,779	20.8

Net Income	$26,341	$22,109	19.1	$52,228	$44,982	16.1

Taxable equivalent net interest income	$74,758	$62,219	20.2	$148,111	$124,494	19.0

Per common share data
Net income per common share - basic	$0.60	$0.58	3.4	$1.19	$1.17	1.7
Net income per common share - diluted	0.60	0.58	3.4	1.19	1.17	1.7
Dividends declared	0.26	0.24	8.3	0.52	0.48	8.3
Book value (period end)				31.29	30.31	3.2
Tangible book value (period end) (1)				17.99	17.64	2.0
Average common shares outstanding - basic	43,995,749	38,373,610	14.7	43,971,789	38,380,296	14.6
Average common shares outstanding - diluted	44,061,421	38,410,393	14.7	44,046,812	38,414,922	14.7
Period end common shares outstanding	44,031,335	38,411,343	14.6	44,031,335	38,411,343	14.6

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

Selected ratios

	For the Six Months Ended
	June 30,
	2017	2016	% Change
Return on average assets	1.07%	1.06%	0.94%
Return on average equity	7.70	7.88	(2.28)
Return on average tangible equity (1)	13.88	13.97	(0.64)
Return on average tangible equity, excluding after-tax merger-related expenses (1)	13.97	14.10	(0.92)
Yield on earning assets (2)	3.88	3.71	4.58
Cost of interest bearing liabilities	0.59	0.52	13.46
Net interest spread (2)	3.29	3.19	3.13
Net interest margin (2)	3.43	3.29	4.26
Efficiency (1) (2)	56.84	56.28	1.00
Average loans to average deposits	89.36	84.10	6.25
Annualized net loan charge-offs/average loans	0.12	0.10	20.00
Effective income tax rate	27.96	27.17	2.91

	For the Quarter Ended
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Return on average assets	1.07%	1.07%	0.98%	0.79%	1.05%
Return on average equity	7.67	7.73	7.12	5.71	7.69
Return on average tangible equity (1)	13.74	14.03	13.01	10.02	13.55
Return on average tangible equity, excluding after-tax merger-related expenses (1)	13.74	14.20	13.91	13.60	13.82
Yield on earning assets (2)	3.91	3.85	3.84	3.73	3.71
Cost of interest bearing liabilities	0.61	0.57	0.55	0.53	0.53
Net interest spread (2)	3.30	3.28	3.29	3.20	3.18
Net interest margin (2)	3.45	3.42	3.42	3.32	3.30
Efficiency (1) (2)	57.68	56.00	58.13	55.81	57.04
Average loans to average deposits	89.51	89.21	87.63	87.26	84.99
Annualized net loan charge-offs/average loans	0.09	0.15	0.08	0.20	0.08
Effective income tax rate	26.82	29.09	25.90	24.94	26.78
Trust assets, market value at period end	$3,810,038	$3,836,107	$3,723,142	$3,694,405	$3,660,736

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.
(2)	The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

Balance sheets

	June 30,			December 31,	% Change December 31, 2016
	2017	2016	% Change	2016	to June 30, 2017
Assets
Cash and due from banks	$104,189	$85,788	21.4	$106,257	(1.9)
Due from banks - interest bearing	6,506	1,838	254.0	21,913	(70.3)
Securities:
Trading securities, at fair value	7,880	6,919	13.9	7,071	11.4
Available-for-sale, at fair value	1,239,420	1,248,016	(0.7)	1,241,176	(0.1)
Held-to-maturity (fair values of $1,049,374; $1,044,644 and $1,076,790, respectively)	1,030,394	997,354	3.3	1,067,967	(3.5)

Total securities	2,277,694	2,252,289	1.1	2,316,214	(1.7)

Loans held for sale	21,677	9,974	117.3	17,315	25.2

Portfolio loans:
Commercial real estate	3,013,727	2,283,198	32.0	2,873,511	4.9
Commercial and industrial	1,136,195	814,055	39.6	1,088,118	4.4
Residential real estate	1,363,579	1,242,015	9.8	1,383,390	(1.4)
Home equity	516,612	435,187	18.7	508,359	1.6
Consumer	360,304	395,377	(8.9)	396,058	(9.0)

Total portfolio loans, net of unearned income	6,390,417	5,169,832	23.6	6,249,436	2.3
Allowance for loan losses	(44,909)	(43,328)	(3.6)	(43,674)	(2.8)

Net portfolio loans	6,345,508	5,126,504	23.8	6,205,762	2.3

Premises and equipment, net	134,903	110,611	22.0	133,297	1.2
Accrued interest receivable	28,501	24,588	15.9	28,299	0.7
Goodwill and other intangible assets, net	591,252	490,143	20.6	593,187	(0.3)
Bank-owned life insurance	190,304	152,876	24.5	188,145	1.1
Other assets	173,476	142,813	21.5	180,488	(3.9)

Total Assets	$9,874,010	$8,397,424	17.6	$9,790,877	0.8

Liabilities
Deposits:
Non-interest bearing demand	$1,801,423	$1,310,981	37.4	$1,789,522	0.7
Interest bearing demand	1,625,011	1,208,149	34.5	1,546,890	5.1
Money market	1,005,184	890,584	12.9	995,477	1.0
Savings deposits	1,255,083	1,088,032	15.4	1,213,168	3.5
Certificates of deposit	1,385,772	1,430,353	(3.1)	1,495,822	(7.4)

Total deposits	7,072,473	5,928,099	19.3	7,040,879	0.4

Federal Home Loan Bank borrowings	1,021,592	1,056,970	(3.3)	968,946	5.4
Other short-term borrowings	167,671	79,103	112.0	199,376	(15.9)
Subordinated debt and junior subordinated debt	164,228	106,196	54.6	163,598	0.4

Total borrowings	1,353,491	1,242,269	9.0	1,331,920	1.6

Accrued interest payable	2,407	2,200	9.4	2,204	9.2
Other liabilities	68,102	60,436	12.7	74,466	(8.5)

Total Liabilities	8,496,473	7,233,004	17.5	8,449,469	0.6

Shareholders’ Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	—	—	—	—	—
Common stock, $2.0833 par value; 100,000,000 shares authorized in 2017 and 2016, respectively; 44,041,572; 38,546,042 and 43,931,715 shares issued, respectively; 44,031,335; 38,411,343 and 43,931,715 shares outstanding, respectively	91,753	80,304	14.3	91,524	0.3
Capital surplus	682,443	515,156	32.5	680,507	0.3
Retained earnings	626,421	576,483	8.7	597,071	4.9
Treasury stock (10,237; 134,699 and 0 shares - at cost, respectively)	(385)	(3,868)	(90.0)	—	(100.0)
Accumulated other comprehensive loss	(22,118)	(3,097)	(614.2)	(27,126)	18.5
Deferred benefits for directors	(577)	(558)	(3.4)	(568)	(1.6)

Total Shareholders’ Equity	1,377,537	1,164,420	18.3	1,341,408	2.7

Total Liabilities and Shareholders’ Equity	$9,874,010	$8,397,424	17.6	$9,790,877	0.8

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares)

Balance sheets

	June 30,	March 31,
	2017	2017	% Change
Assets
Cash and due from banks	$104,189	$101,559	2.6
Due from banks - interest bearing	6,506	13,525	(51.9)
Securities:
Trading securities, at fair value	7,880	7,773	1.4
Available-for-sale, at fair value	1,239,420	1,225,069	1.2
Held-to-maturity (fair values of $1,049,374 and 1,071,009, respectively)	1,030,394	1,057,753	(2.6)

Total securities	2,277,694	2,290,595	(0.6)

Loans held for sale	21,677	11,480	88.8

Portfolio Loans:
Commercial real estate	3,013,727	2,952,603	2.1
Commercial and industrial	1,136,195	1,106,719	2.7
Residential real estate	1,363,579	1,367,132	(0.3)
Home equity	516,612	508,411	1.6
Consumer	360,304	377,307	(4.5)

Total portfolio loans, net of unearned income	6,390,417	6,312,172	1.2
Allowance for loan losses	(44,909)	(44,061)	(1.9)

Net portfolio loans	6,345,508	6,268,111	1.2

Premises and equipment, net	134,903	134,949	(0.0)
Accrued interest receivable	28,501	28,923	(1.5)
Goodwill and other intangible assets, net	591,252	591,539	(0.0)
Bank-owned life insurance	190,304	189,286	0.5
Other assets	173,476	170,914	1.5

Total Assets	$9,874,010	$9,800,881	0.7

Liabilities
Deposits:
Non-interest bearing demand	$1,801,423	$1,844,003	(2.3)
Interest bearing demand	1,625,011	1,599,536	1.6
Money market	1,005,184	1,029,440	(2.4)
Savings deposits	1,255,083	1,253,652	0.1
Certificates of deposit	1,385,772	1,419,104	(2.3)

Total deposits	7,072,473	7,145,735	(1.0)

Federal Home Loan Bank borrowings	1,021,592	937,104	9.0
Other short-term borrowings	167,671	115,643	45.0
Subordinated debt and junior subordinated debt	164,228	164,177	0.0

Total borrowings	1,353,491	1,216,924	11.2

Accrued interest payable	2,407	2,422	(0.6)
Other liabilities	68,102	76,647	(11.1)

Total liabilities	8,496,473	8,441,728	0.6

Shareholders’ Equity
Preferred stock, no par value; 1,000,000 shares authorized; none outstanding	—	—	—
Common stock, $2.0833 par value; 100,000,000 shares authorized; 44,041,572 and 43,953,051 shares issued, respectively; 44,031,335 and 43,953,051 shares outstanding, respectively	91,753	91,568	0.2
Capital surplus	682,443	681,471	0.1
Retained earnings	626,421	611,528	2.4
Treasury stock (10,237 and 0 shares - at cost)	(385)	—	(100.0)
Accumulated other comprehensive income (loss)	(22,118)	(24,841)	11.0
Deferred benefits for directors	(577)	(573)	0.7

Total Shareholders’ Equity	1,377,537	1,359,153	1.4

Total Liabilities and Shareholders’ Equity	$9,874,010	$9,800,881	0.7

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

Average balance sheet and

net interest margin analysis

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2017		2016		2017		2016
	Average	Average	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$12,875	0.75%	$20,985	0.72%	$13,398	0.63%	$38,805	0.45%
Loans, net of unearned income (1)	6,365,965	4.24	5,156,789	4.11	6,322,582	4.22	5,124,942	4.12
Securities: (2)
Taxable	1,550,114	2.42	1,718,491	2.28	1,576,578	2.41	1,744,438	2.29
Tax-exempt (3)	720,561	4.15	638,746	4.37	723,593	4.15	635,773	4.39

Total securities	2,270,675	2.97	2,357,237	2.84	2,300,171	2.95	2,380,211	2.85
Other earning assets	46,525	4.62	45,354	4.72	46,774	4.52	45,577	4.43

Total earning assets (3)	8,696,040	3.91%	7,580,365	3.71%	8,682,925	3.88%	7,589,535	3.71%

Other assets	1,132,435		925,437		1,122,181		939,226

Total Assets	$9,828,475		$8,505,802		$9,805,106		$8,528,761

Liabilities and Shareholders’ Equity
Interest bearing demand deposits	$1,634,305	0.37%	$1,230,484	0.21%	$1,585,564	0.33%	$1,209,989	0.19%
Money market accounts	1,014,682	0.25	915,879	0.20	1,026,567	0.24	937,846	0.19
Savings deposits	1,253,444	0.06	1,091,950	0.06	1,240,390	0.06	1,088,154	0.06
Certificates of deposit	1,403,818	0.71	1,489,764	0.70	1,428,892	0.69	1,535,061	0.69

Total interest bearing deposits	5,306,249	0.36	4,728,077	0.33	5,281,413	0.35	4,771,050	0.32
Federal Home Loan Bank borrowings	947,346	1.33	1,021,642	1.19	948,168	1.27	1,031,378	1.19
Other borrowings	153,565	0.68	95,522	0.42	175,341	0.64	91,277	0.40
Subordinated debt and junior subordinated debt	164,184	4.37	106,196	3.18	164,050	4.43	106,196	3.15

Total interest bearing liabilities	6,571,344	0.61%	5,951,437	0.53%	6,568,972	0.59%	5,999,901	0.52%

Non-interest bearing demand deposits	1,806,144		1,339,436		1,793,897		1,322,853
Other liabilities	73,721		58,006		74,748		57,788
Shareholders’ equity	1,377,266		1,156,923		1,367,489		1,148,219

Total Liabilities and Shareholders’ Equity	$9,828,475		$8,505,802		$9,805,106		$8,528,761

Taxable equivalent net interest spread		3.30%		3.18%		3.29%		3.19%

Taxable equivalent net interest margin		3.45%		3.30%		3.43%		3.29%

(1)	Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale. Loan fees included in interest income on loans are $0.9 million and $0.8 million for the three months ended June 30, 2017 and 2016, respectively. Loan fees included in interest income on loans are $1.5 million for both the six months ended June 30, 2017 and 2016. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $1.3 million and $0.7 million for the three months ended June 30, 2017 and 2016, respectively, and loan accretion included in interest income was $2.5 million and $1.6 million for the six months ended June 30, 2017 and 2016, respectively. Accretion on interest bearing liabilities acquired from the prior acquisitions was $0.4 million for both the three months ended June 30, 2017 and 2016 and $0.9 million for both the six months ended June 30, 2017 and 2016.
(2)	Average yields on available-for-sale securities are calculated based on amortized cost.
(3)	Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands, except shares and per share amounts)

Statement of Income

	Quarter Ended
	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016
Interest income
Loans, including fees	$67,360	$64,898	$66,135	$55,822	$52,697
Interest and dividends on securities:
Taxable	9,375	9,596	9,359	9,137	9,775
Tax-exempt	4,864	4,891	4,770	4,559	4,540

Total interest and dividends on securities	14,239	14,488	14,129	13,696	14,315

Other interest income	561	539	555	574	573

Total interest and dividend income	82,160	79,924	80,819	70,092	67,585

Interest expense
Interest bearing demand deposits	1,506	1,093	975	691	643
Money market deposits	644	574	510	444	450
Savings deposits	185	181	194	173	165
Certificates of deposit	2,491	2,411	2,585	2,592	2,583

Total interest expense on deposits	4,826	4,259	4,264	3,900	3,841

Federal Home Loan Bank borrowings	3,145	2,836	2,881	3,005	3,031
Other short-term borrowings	262	297	179	118	99
Subordinated debt and junior subordinated debt	1,788	1,813	1,807	1,043	840

Total interest expense	10,021	9,205	9,131	8,066	7,811

Net interest income	72,139	70,719	71,688	62,026	59,774
Provision for credit losses	2,383	2,711	2,128	2,214	1,811

Net interest income after provision for credit losses	69,756	68,008	69,560	59,812	57,963

Non-interest income
Trust fees	5,572	6,143	5,470	5,413	5,036
Service charges on deposits	5,081	4,853	5,474	4,733	4,176
Electronic banking fees	4,984	4,528	4,268	3,945	3,742
Net securities brokerage revenue	1,680	1,762	1,330	1,473	1,750
Bank-owned life insurance	1,367	1,140	1,154	995	942
Net gains on sales of mortgage loans	968	1,440	484	814	683
Net securities gains	494	12	63	598	585
Net gain / (loss) on other real estate owned and other assets	342	(76)	383	184	214
Other income	1,634	3,082	2,794	2,862	2,463

Total non-interest income	22,122	22,884	21,420	21,017	19,591

Non-interest expense
Salaries and wages	23,616	23,002	24,145	21,225	19,731
Employee benefits	7,731	8,210	7,267	6,275	7,332
Net occupancy	4,510	4,327	4,272	3,647	3,220
Equipment	4,097	4,042	4,234	3,557	3,402
Marketing	2,060	824	1,515	1,295	1,608
FDIC insurance	906	827	764	961	1,099
Amortization of intangible assets	1,240	1,273	1,334	837	697
Restructuring and merger-related expense	—	491	2,684	9,883	694
Other operating expenses	11,724	11,388	12,083	9,921	9,577

Total non-interest expense	55,884	54,384	58,298	57,601	47,360

Income before provision for income taxes	35,994	36,508	32,682	23,228	30,194
Provision for income taxes	9,653	10,622	8,464	5,793	8,085

Net Income	$26,341	$25,886	$24,218	$17,435	$22,109

Taxable equivalent net interest income	$74,758	$73,353	$74,256	$64,481	$62,219

Per common share data
Net income per common share - basic	$0.60	$0.59	$0.55	$0.44	$0.58
Net income per common share - diluted	$0.60	$0.59	$0.55	$0.44	$0.58
Dividends declared	$0.26	$0.26	$0.24	$0.24	$0.24
Book value (period end)	$31.29	$30.92	$30.53	$30.71	$30.31
Tangible book value (period end) (1)	$17.99	$17.61	$17.19	$17.38	$17.64
Average common shares outstanding - basic	43,995,749	43,947,563	43,887,781	39,715,516	38,373,610
Average common shares outstanding - diluted	44,061,421	44,020,765	43,935,815	39,743,291	38,410,393
Period end common shares outstanding	44,031,335	43,953,051	43,931,715	43,860,883	38,411,343
Full time equivalent employees	1,959	1,934	1,928	1,936	1,650

(1)	See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.

Consolidated Selected Financial Highlights

(unaudited, dollars in thousands)

	Quarter Ended
Asset quality data	June 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		June 30, 2016
Non-performing assets:
Troubled debt restructurings - accruing	$6,841		$7,194		$7,646		$8,605		$8,979
Non-accrual loans:
Troubled debt restructurings	3,158		3,273		3,546		3,759		4,121
Other non-accrual loans	33,077		36,054		28,238		26,897		28,334

Total non-accrual loans	36,235		39,327		31,784		30,656		32,455

Total non-performing loans	43,076		46,521		39,430		39,261		41,434

Other real estate and repossessed assets	6,723		8,033		8,346		9,794		4,481

Total non-performing assets	$49,799		$54,554		$47,776		$49,055		$45,915

Past due loans (1):
Loans past due 30-89 days	$16,605		$11,426		$16,029		$17,569		$10,392
Loans past due 90 days or more	4,210		2,766		3,739		2,392		2,263

Total past due loans	$20,815		$14,192		$19,768		$19,961		$12,655

Criticized and classified loans (2):
Criticized loans	$39,234		$36,900		$24,778		$35,468		$26,543
Classified loans	40,468		48,112		49,965		52,909		52,789

Total criticized and classified loans	$79,702		$85,012		$74,743		$88,377		$79,332

Loans past due 30-89 days / total portfolio loans	0.26%		0.18%		0.26%		0.28%		0.20%
Loans past due 90 days or more / total portfolio loans	0.07		0.04		0.06		0.04		0.04
Non-performing loans / total portfolio loans	0.67		0.74		0.63		0.63		0.80
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.78		0.86		0.76		0.79		0.89
Non-performing assets / total assets	0.50		0.56		0.49		0.50		0.55
Criticized and classified loans / total portfolio loans	1.25		1.35		1.20		1.42		1.53

Allowance for loan losses
Allowance for loan losses	$44,909		$44,061		$43,674		$42,755		$43,328
Provision for credit losses	2,383		2,711		2,128		2,214		1,811
Net loan and deposit account overdraft charge-offs	1,486		2,347		1,213		2,798		1,013
Annualized net loan charge-offs /average loans	0.09%		0.15%		0.08%		0.20%		0.08%
Allowance for loan losses / total portfolio loans	0.70%		0.70%		0.70%		0.69%		0.84%
Allowance for loan losses / non-performing loans	1.04	x	0.95	x	1.11	x	1.09	x	1.05	x
Allowance for loan losses / non-performing loans and loans past due	0.70	x	0.73	x	0.74	x	0.72	x	0.80	x

	Quarter Ended
	June 30, 2017		Mar. 31, 2017		Dec. 31, 2016		Sept. 30, 2016		June 30, 2016
Capital ratios
Tier I leverage capital	10.09%		9.97%		9.81%		10.90%		9.71%
Tier I risk-based capital	13.36		13.21		13.16		12.95		13.62
Total risk-based capital	14.38		14.22		14.18		13.95		14.40
Common equity tier 1 capital ratio (CET 1)	11.44		11.28		11.28		11.07		11.88
Average shareholders’ equity to average assets	14.01		13.88		13.82		13.91		13.60
Tangible equity to tangible assets (3)	8.53		8.40		8.20		8.26		8.56

(1)	Excludes non-performing loans.
(2)	Criticized and classified loans may include loans that are also reported as non-performing or past due.
(3)	See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended					Year to Date
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(unaudited, dollars in thousands, except shares and per share amounts)	2017	2017	2016	2016	2016	2017	2016
Return on average tangible equity:
Net income (annualized)	$105,653	$104,982	$96,344	$69,361	$88,922	$105,322	$90,458
Plus: amortization of intangibles (annualized) (1)	3,233	3,356	3,451	2,164	1,822	3,294	1,865

Net income before amortization of intangibles (annualized)	108,886	108,338	99,795	71,525	90,744	108,616	92,323

Average total shareholders’ equity	1,377,266	1,357,602	1,352,813	1,214,813	1,156,923	1,367,489	1,148,219
Less: average goodwill and other intangibles, net of def. tax liability	(585,057)	(585,365)	(585,529)	(500,752)	(487,085)	(585,210)	(487,148)

Average tangible equity	$792,209	$772,237	$767,284	$714,061	$669,838	$782,279	$661,071

Return on average tangible equity	13.74%	14.03%	13.01%	10.02%	13.55%	13.88%	13.97%

Return on average tangible equity, excluding after-tax merger-related expenses:
Net income (annualized)	$105,653	$104,982	$96,346	$69,361	$88,922	$105,322	$90,458
Plus: after-tax merger-related expenses (annualized) (1)	—	1,294	6,940	25,556	1,814	643	907
Plus: amortization of intangibles (annualized) (1)	3,233	3,356	3,451	2,164	1,822	3,294	1,865

Net income before amortization of intangibles and excluding after-tax merger-related expenses (annualized)	108,886	109,632	106,737	97,081	92,558	109,259	93,230

Average total shareholders’ equity	1,377,266	1,357,602	1,352,813	1,214,813	1,156,923	1,367,489	1,148,219
Less: average goodwill and other intangibles, net of def. tax liability	(585,057)	(585,365)	(585,529)	(500,752)	(487,085)	(585,210)	(487,148)

Average tangible equity	$792,209	$772,237	$767,284	$714,061	$669,838	$782,279	$661,071

Return on average tangible equity, excluding after-tax merger-related expenses	13.74%	14.20%	13.91%	13.60%	13.82%	13.97%	14.10%

Efficiency ratio:
Non-interest expense	$55,884	$54,384	$58,298	$57,601	$47,360	$110,268	$92,703
Less: restructuring and merger-related expense	—	(491)	(2,684)	(9,883)	(694)	(491)	(694)

Non-interest expense excluding restructuring and merger-related expense	55,884	53,893	55,614	47,718	46,666	109,777	92,009
Net interest income on a fully taxable equivalent basis	74,758	73,353	74,256	64,481	62,219	148,111	124,494
Non-interest income	22,122	22,884	21,420	21,017	19,591	45,006	38,984

Net interest income on a fully taxable equivalent basis plus non-interest income	$96,880	$96,237	$95,676	$85,498	$81,810	$193,117	$163,478

Efficiency Ratio	57.68%	56.00%	58.13%	55.81%	57.04%	56.84%	56.28%

Net Income, excluding after-tax merger-related expenses:
Net income	$26,341	$25,886	$24,218	$17,435	$22,109	$52,228	$44,982
Add: After-tax merger-related expenses (1)	—	319	1,745	6,424	451	319	451

Net income, excluding after-tax merger-related expenses	$26,341	$26,205	$25,963	$23,859	$22,560	$52,547	$45,433

Net Income, excluding after-tax merger-related expenses per diluted share:
Net income per diluted share	$0.60	$0.59	$0.55	$0.44	$0.58	$1.19	$1.17
Add: After-tax merger-related expenses per diluted share (1)	—	0.01	0.04	0.16	0.01	—	0.01

Net income, excluding after-tax merger-related expenses per diluted share	$0.60	$0.60	$0.59	$0.60	$0.59	$1.19	$1.18

	Period End
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
	2017	2017	2016	2016	2016
Tangible book value per share:
Total shareholders’ equity	$1,377,537	$1,359,153	$1,341,408	$1,347,151	$1,164,420
Less: goodwill and other intangible assets, net of def. tax liability	(585,195)	(585,123)	(586,403)	(584,690)	(486,913)

Tangible equity	792,342	774,030	755,005	762,461	677,507
Common shares outstanding	44,031,335	43,953,051	43,931,715	43,860,883	38,411,343

Tangible book value per share	$17.99	$17.61	$17.19	$17.38	$17.64

Tangible equity to tangible assets:
Total shareholders’ equity	$1,377,537	$1,359,153	$1,341,408	$1,347,151	$1,164,420
Less: goodwill and other intangible assets, net of def. tax liability	(585,195)	(585,123)	(586,403)	(584,690)	(486,913)

Tangible equity	792,342	774,030	755,005	762,461	677,507
Total assets	9,874,010	9,800,881	9,790,877	9,812,384	8,397,424
Less: goodwill and other intangible assets, net of def. tax liability	(585,195)	(585,123)	(586,403)	(584,690)	(486,913)

Tangible assets	$9,288,815	$9,215,758	$9,204,474	$9,227,694	$7,910,511

Tangible equity to tangible assets	8.53%	8.40%	8.20%	8.26%	8.56%

(1)	Tax effected at 35%.